Exhibit 10.8

[RNK Carrier(TM) LOGO]                                           IP PORT SERVICE
wholesale voice and data services                                  Service Annex
RNK Sales Staff:                                               Date: INSERT DATE
--------------------------------------------------------------------------------
Customer Information

Name:            George Metrakos               Company Name:  Teliphone Inc.  State/Province:  Qc
Street Address:  1080 Beaver Hall, Suite 1555  City:          Montreal        E-Mail:          gmetrakos@teliphone.ca
Postal Code:     H2Z 1S8                       Country:       Canada          Cell:
Phone:           514-313-6010                  Fax:           514-313-6001

Customer Billing Contacts
Rate Changes c/o:                              Name: George                   Phone: 514-313-6010
gmetrakos@teliphone.ca
Fax: 514-313-6001                              Invoices c/o:  gmetrakos@teliphone.ca

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Service Information
--------------------------------------------------------------------------------
Minimum Ordering Quantity

Ports may only be ordered in increments of 1, or as may be specified by written Notice to customer from time to time.

Rates:

Wholesale Ports:

Set-up fee per Port:                  $4.00(One-time fee per number activated by
                                      customer)
Monthly recurring charge per Port:    $1.30(Per port, per month).
Monthly recurring per Canadian Port:  $1.60(Per port, per month).

RNK will originate and terminate Customer traffic, which is delivered to RNK via VoIP or originates with RNK on numbers assigned to Customer at the following per minute rates in addition to any other charges that may apply:

Network Originating Traffic (to a Port from the PSTN):     $.007 per minute.

Network Terminating traffic (International and domestic):  As per Exhibit A
                                                           (attached).

--------------------------------------------------------------------------------
                                Service Features
--------------------------------------------------------------------------------

                  o     DS0-Equivalent Digital Port

                  o IP Transport included--can be combined with dedicated TDM transport (cost additional)

                  o Configurable for inward-only or inward and outward voice services

                  o 1 Assigned NANP TN per DS0-equivalent port, as specified by RNK in its sole discretion

                  o Customer-Specified Initial Switching, Vertical and enhanced features available

--------------------------------------------------------------------------------

NOW, THEREFORE, in consideration of the mutual promises, covenants and warranties that appear below, and intending to be legally bound thereby, the parties hereby agree to the terms herein and on related documentation by executing this Service Annex. Customer agrees to pay for all Services ordered, including taxes, surcharges and fees, as may be applicable from time-to-time. Customer additionally agrees that terms in the Master Service Agreement set forth at www.rnktel.com/contracts, those in Exhibit A or any additional Exhibits, and in all applicable tariffs, are incorporated by reference and constitute the entire Agreement. Undersigned below, the Parties acknowledge that they are authorized to sign this Agreement and bind themselves hereto.

For Customer: ______________________  Title: ______________  Date: _____________
              (Signature)

Name: ______________________________
      (printed or typed)

For RNK: ___________________________  Title: ______________  Date: _____________

Name: ______________________________
      (printed or typed)

                                 IP PORT SERVICE

                      RNK Service Annex Terms and Condition

I. Entire Agreement: You agree to purchase and contract for the offering(s) ("Service") identified in this IP Port Service Annex from RNK, Inc. d/b/a RNK Telecom ("RNK"). This Agreement consists of the Terms and Conditions incorporated herein, in the Master Service Agreement (set forth on www.rnktel.com/contracts) ("MSA"), in Exhibit A and, any other Exhibits or Service Orders attached hereto, and in applicable tariffs (collectively "Agreement"). In the event of any inconsistency between the Terms contained herein and the MSA, the Terms shall control. If the Services herein become subject to a tariff, the tariff will control.

II. Service Description: (a) Origination Services: RNK IP Port Service ("Service") enables customers to receive local telephone calls from remote RNK Markets that are different from the Market in which the customer is physically located. The Service is capable of originating (inbound) service from multiple markets, and terminating (outbound) service can to the Public Switched Network. RNK will provide to Customer telephone numbers and transport and delivery of Customer inbound Traffic Received by RNK to Customer's designated facilities within the United States via packet switching data channels (i.e. "VoIP") for delivery to Customer's. RNK TELECOM shall provision numbers and associated switch ports as requested by Customer and as available to RNK TELECOM. RNK TELECOM will provide the Customer with access numbers and switch ports for the purpose of allowing Customer's subscribers to access Customer's services. Customer billing is based on number of ports/numbers installed and assigned to Customer for which Customer is invoiced in advance on a monthly basis, with usage charges invoiced weekly. RNK TELECOM shall assign NPA/NXXs where available. Pricing and specifications for Services are as set forth in the Service Annex and Exhibits and Service Orders. (b) PSTN Termination Service: RNK will provide the termination Services, and any available related services, for Customer traffic terminated by RNK internationally or domestically. RNK will:
(a) Carry the other party's inbound traffic via its own or another carrier's proprietary network from its Facilities to its final and intended destination for termination at rates located in Exhibit B; (b) Use its Facilities to provide a routing ("Transport") of all inbound calls to appropriate carrier(s), including if indicated the aggregation and Transport of Traffic over one or more dedicated trunk(s); (c) Provide support and maintenance for all network systems, twenty-four (24) hours a day, seven (7) days a week, three hundred and sixty five (365) days a year (or as many days as its own system is properly functioning for its own same or similar services); (d) Provide outbound service via its own or via other carriers' facilities or services and be responsible for all deposits, billing and other arrangements related to such other carriers' services. Deposits, as described in Section IX, are mandatory for PSTN Termination Service. (c) Number Portability RNK will provide local number portability where available to RNK. Customer agrees and understands, however, that when RNK is unable to port numbers assigned to Customer (e.g. technical improbability, regulatory issues or due to agreements with underlying providers), any such numbers shall remain with RNK TELECOM. In-bound and out-bound number porting service ("Porting Service" or "Services") on behalf of Customer where available in accordance with applicable regulatory rules, decisions, implementing procedures, and applicable law. Customer agrees to comply with all applicable rules, regulations and orders, including but not limited to all Federal Communications Commission ("FCC") and state public utility commission rules regarding number porting. Prior to, or contemporaneously with each Port request, Customer shall submit a valid Letter of Authorization ("LOA") on a form acceptable to RNK. RNK will not activate an End-User's services without a valid LOA and end user bill, if applicable, and reserves the right to reject any End User without such an LOA or that RNK reasonably believes is not validly obtained. For each porting request, in addition to any other fees applicable under the Agreement, Customer will be charged a one time per-number fee according to the pricing schedule below.

If any claims related to RNK's Porting Service are brought against Customer or RNK, then in addition to RNK's right to assess Porting Service charges and to terminate the Agreement for breach, RNK may suspend all order processing and the Services until the claim is resolved. Furthermore, if RNK, in its sole judgment, has reason to believe that the authenticity or validity of any LOA or group of LOAs, Carrier shall, upon request, provide within a reasonable period of time, any further documentation RNK deems necessary to establish the validity of such LOA or LOAs to its satisfaction. Carrier shall defend and indemnify RNK against any and all claims related to the Services, including without limitation, any End-User, LEC or regulatory agency claims (including all "slamming claims"), arising from or related to Customer's use or failure to use or provide valid LOAs. Customer shall pay RNK an amount equal to such charges within three (3) business days of receipt of written notice of the assessment of such charges on RNK.

                               Pricing for Porting

                       Service             Non-recurring Charge
             --------------------------   --------------------
              In-Bound Port (per number
                    requested):                  $15.00
             Out-Bound Port (per number
                    requested):                  $ 5.00

III. Forecasts Customer shall provide RNK with regular forecasts, in a mutually approved format, regarding the number of minutes per month expected to be terminated in various countries and or cities, so as to enable RNK to configure optimum network arrangements. RNK reserves the right to limit the facilities it assigns to terminate traffic for Customer. RNK will use reasonable efforts to provide Customer with advance notice of any limitation of the facilities it assigns to Customer, but in no event less than twenty-four (24) hours notice. Customer agrees to provide RNK with not less than thirty (30) days notice of any projected increase in traffic greater than twenty five percent (25%) to a particular destination.

IV. Term: (a)This Agreement shall become effective upon the Effective Date (i.e. the last date signed above), and shall remain in effect for period of one (1) year unless otherwise terminated in accordance herewith. This Agreement automatically shall be renewed thereafter on a month-to-month basis or as otherwise agreed upon by the Parties in writing. This Agreement thereupon shall be terminable by either Party upon thirty (30) days prior written notice to the other Party. (b) Either Party may immediately terminate this Agreement upon five
(5) business days notice in the event of an admission by the other Party of an inability to pay its debts, the entering into by the other Party of a composition or other arrangement with its creditors, the appointment of a trustee or receiver, with or without consent, for the other Party of all or any substantial portion of it property or the filing of a petition for relief by or against the other Party under the Bankruptcy Code or any similar federal, state, or other similar statute (including moratorium laws).

                                 IP PORT SERVICE

V. Payment: Payment for all undisputed amounts is due by wire or electronic transfer to RNK's designated financial institution no later than 4:00 p.m. ET on the due date indicated on the invoice. Recurring charges, set-up fees and charges for inbound usage will be billed monthly in arrears and are due thirty
(30) days after the invoice posting date. Charges for usage based terminations are billed weekly in arrears and are due three (3) business days after invoice posting (i.e. close of business on the Wednesday following invoice issuance). Electronic transfer arrangements (e.g., ACH) will be made immediately upon execution of this Agreement. Credit cards are not accepted. RNK will not be required to seek payment from Customers End Users prior to terminating the Customer's service or pursuing any other remedies for nonpayment by Customer. If Payment is not received by 4:00 p.m. on the due date, the Billing Party reserves the right to suspend service until payment is received. Late payments shall accrue simple interest at an interest rate of one and a half per cent (1.5%) per month or the maximum amount of interest which may be legally be charged, whichever is less. Interest charges shall be prorated on a daily basis for partial months, and on thirty (30) day month basis. Should payment not be made when due hereunder, in addition to actions outlined in this Agreement, RNK may draw on any payment security that may be required hereby to cover any deficiency, if applicable, or require such be provided. RNK will compute all charges herein exclusive of any applicable federal, state or local use, universal service fund, excise, gross receipts, sales and privilege taxes, duties, fees or similar liabilities ("Additional Charges"). Unless Customer provides RNK with a properly executed Certificate of Exemption for all foreign, federal, state, country, and local taxes and fees (if any), Customer shall pay such Additional Charges in addition to all other charges provided for herein.

VI. Fees: Customer agrees to pay those fees associated with the Service as described in herein, Service Order(s) and Service Agreement, as applicable. Further, Customer shall pay to RNK a nonrefundable one-time $3,750 dollar account start up fee in two (2) installments to cover administrative and design costs. The first installment of $2,500 shall be due upon the Effective Date. The final installment of $1250 shall be due on February 15, 2006.

VII. Ramp and Minimum Monthly Commitment: Customer agrees to maintain a Monthly Minimum Commitment ("MMC") of waived per month for Services described in Exhibit A following a two (2) month introduction period ("Ramp-up"). The Ramp-up period shall commence on the day following the conclusion of testing as reasonably determined by RNK or the date Customer actually begins servicing End Users, whichever is sooner. If Customer fails to meet the applicable MMC for any given month following the Ramp-up, Customer shall pay to RNK the difference between the MMC and the actual charges incurred by Customer for such month.

VIII. Early Termination Charge: If Customer cancels a Service prior to the expiration of its Initial or then-current Renewal Term, except as excused elsewhere, Customer shall pay to RNK, as liquidated damages and not as a penalty, the sum of: (i) any unpaid non-recurring charge associated with the establishment of the canceled Service(s); (ii) any third-party disconnection, cancellation, or similar charge incurred by RNK as a result of such cancellation, (iii) the number of months remaining in the then-current Term of the applicable Service multiplied by the MMC associated with the cancelled Service(s), and (iv) any costs actually incurred by RNK to remove and return to RNK's facility any RNK equipment located on Customer's premises.

IX. Security: (a) Prior to the start of Service, the invoiced Party ("Securing Party") shall cause an irrevocable Letter of Credit or Cash deposit ("Security") payable to the invoicing Party ("Secured Party") in the amount of U.S. $initial deposit waived. The Parties will monitor traffic volume to ensure that the Security provided to cover any non-payment by the Securing Party remains adequate. The Secured Party shall have the right, at its sole option and with written notice to the Securing Party, to draw on the Security (and to concurrently require a replenishment of the initial Security), or, if no initial Security is indicated, request Security in order to meet the Securing Party's actual or estimated payment obligation, and/or require an increase in Security ("Additional Security") in those instances set forth in sections (1) and (2) below. Written notice shall be through email or fax, and Additional Security shall be in the form of a cash deposit (via wire or electronic transfer) in immediately available funds or Letter of Credit unless otherwise specified. If at any time the Securing Party fails to increase Security and/or pay for outstanding charges by 4:00 P.M. ET on the date the Secured Party provides written notice, the Secured Party may, at its option, suspend services until payment is received and/or terminate this Agreement in addition to any other available remedies provided herein. In the event of termination of this Agreement, the Securing Party shall remain obligated to pay for any Services provided up through the date of termination. (1) If it is determined by the Secured Party that the Securing Party's traffic has increased in a manner unanticipated by the traffic forecast, but not exceeding the Security on hand; and. (2) If, at any time, the Security on hand prove insufficient to cover present charges. (b) Notwithstanding the forgoing, if at any time during this Agreement the Secured Party determines, in its sole discretion, that the financial condition or payment history of the Securing Party is unacceptable, then the Secured Party may notify the Securing Party in writing of its intention to increase Security, provided, however, such Security shall not exceed two (2) billing periods estimated or actual traffic. Any such Security requested herein shall be provided in twenty-four (24) hours, in the case of Cash deposits, and four (4) days for a Letter of Credit. If the Security demanded is unacceptable to the Securing Party then the Secured Party may, at its option, terminate this Agreement as provided herein. The Securing Party shall remain liable for any Services provided up through the date of termination of this Agreement.

X. Emergency Services: CUSTOMER HEREBY REPRESENTS AND WARRANTS THAT IT IS NOT RELYING ON RNK IN ANY WAY TO PROVIDE 911, E911 OR ANY OTHER EMERGENCY SERVICES ("911"). Customer warrants and represents that it assumes all liability related to 911, E911 or any other emergency services associated directly and indirectly with its services to its end-user customers or to any holder of a telephone number issued by RNK pursuant to this Agreement. Customer shall include in an appropriate contract with its End Users that relates to Services provided under this Agreement a limitation of liability that limits its own and RNK's liability to any End-User of Customer and provides that RNK shall not incur any liability, direct or indirect, to any person who dials or attempts to dial the digits "911" or to any other person who may be affected by the dialing of the digits "911". Customer agrees to release, indemnify, defend and hold harmless RNK from and against any and all claims, losses, damages, fines, penalties, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of Customer or an End User's dialing of "911" or attempt to dial "911", whether or not such loss was foreseeable.

[RNK Carrier(TM) LOGO]                                           IP PORT SERVICE
wholesale voice and data services                                  Service Annex

XI. Miscellaneous: (a) Entire Agreement: This Agreement, incorporating all the documents referenced herein, represents the complete understanding of the parties and supersedes all other agreements whether written or oral. This Agreement may be modified only by written agreement executed by authorized parties, changes to the URL sites referenced, changes to tariffs or as specifically provided herein. In the event any clause or provision of this Agreement is held invalid, unenforceable, or illegal, the remainder of this Agreement shall not be affected. MSA terms and tariffs may be modified from time to time at RNK's discretion or as required by law and you agree to be bound by such changes, provided, however, that RNK will inform customer of any changes that alter the material terms of the Annex via email at the address provided in the Service Annex. If Customer, within thirty (30) days after receipt of such notice, determines the changes are unacceptable, Customer may provide RNK with thirty (30) days written notice of termination. (b) This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without reference to its principles of conflicts of laws, and Customer consents to the jurisdiction and venue of the Commonwealth of Massachusetts. BY PLACING CUSTOMER'S INITIALS IN THE SPACE PROVIDED, CUSTOMER HEREBY ACKNOWLEDGES ITS REVIEW AND RECEIPT OF THESE TERMS AND CONDITIONS AND HEREBY ACKNOWLEDGES ITS AGREEMENT WITH SUCH TERMS CONTAINED IN ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE, INCLUDING, BUT NOT LIMITED TO, ALL APPLICABLE TARIFFS AND ALL MSA TERMS.

[Customer initials: ___________]